Exhibit 99.1

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Deb Trevino
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

Starbucks Reports Record Third Quarter Earnings

Comparable Store Sales Up 9%; Global Traffic Up 6%

EPS Up 35% to $0.27; Non-GAAP EPS Up 21% to $0.29

U.S. Operating Margin Improves to 15.6%; International Operating Margin Improves to 10.3%

Provides FY11 Outlook

SEATTLE; July 21, 2010 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal third quarter ended June 27, 2010, updated FY10 targets, and introduced FY11 targets.

Fiscal Third Quarter 2010 Highlights:

•	Comparable store sales increased 9%, driven by a 6% increase in traffic and a 3% increase in average ticket

•	U.S. comparable store sales increased 9%, driven by a 6% increase in traffic and a 3% increase in average ticket

•	International comparable store sales increased 6%, driven by a 4% increase in traffic and a 2% increase in average ticket

•	Consolidated operating margin improved 400 basis points to 12.5% from 8.5% in Q3 FY09; Non-GAAP operating margin increased 270 basis points to 13.3%

•	U.S. operating margin significantly improved to 15.6% from 10.8% in Q3 FY09; U.S. Non-GAAP operating margin increased to 16.5% from 13.0% in the prior-year period

•	International operating margin improved to 10.3% from 7.2% in Q3 FY09; International Non-GAAP operating margin increased to 10.9% from 8.1% in the prior-year period

•	EPS increased to $0.27 compared to $0.20 in Q3 FY09; Non-GAAP EPS was $0.29 compared to $0.24 in Q3 FY09

•	Starbucks VIA® Ready Brew reached 37,000 points of distribution in North America, U.K. and Japan.

“Starbucks third quarter results reflect a continuation of the strong performance and momentum we have been driving across our businesses and around the world,” said Howard Schultz, chairman, president and ceo. “I’m particularly pleased to report that the significant Q3 increases in store traffic occurred at the same time as we posted the highest levels of customer satisfaction in Starbucks history and despite the challenging global economic environment. Strong performance is enabling us to deliver record results and increase the dividend to shareholders while continuing to innovate and invest in our businesses.”

“Supported by the most significant marketing investment in the company’s history, in Q3 we successfully launched Starbucks VIA® into the grocery channel in the U.S., announced upcoming launches in the grocery channel in Japan and the U.K., brought innovation to the blended beverage category and reenergized our $2 billion Frappuccino® beverage platform by creating real consumer and retailer excitement in this important growth category. Our Q3 investments provide us with a very solid foundation for growth in fiscal 2011 and beyond,” added Schultz.

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Third Quarter Fiscal 2010 Summary

	13 Weeks Ended
	27-Jun-10	28-Jun-09	Change
GAAP EPS	$0.27	$0.20	35%
Adjustments[1]	$0.02	$0.04	-50%
Non-GAAP EPS	$0.29	$0.24	21%

[1]	See the Reconciliation of Selected GAAP Measures to Non-GAAP Measures at the end of this document for further detail.

	13 Weeks Ended
($ in millions)	27-Jun-10	29-Jun-09	Change
Revenues	$2,612.0	$2,403.9	9%
GAAP Operating Income	$327.7	$204.0	61%
GAAP Operating Margin	12.5%	8.5%	400	bps
Non-GAAP Operating Income	$348.1	$255.6	36%
Non-GAAP Operating Margin	13.3%	10.6%	270	bps
Comparable Store Sales Growth	9%	-5%

Consolidated net revenues for Q3 FY10 were $2.6 billion, compared to $2.4 billion in Q3 FY09. The higher revenues were primarily driven by a 9% increase in global comparable stores sales.

Non-GAAP operating income for Q3 FY10 totaled $348.1 million, representing a non-GAAP operating margin expansion of 270 basis points to 13.3%. This improvement was primarily due to increased sales leverage and continued benefits from operational efficiencies. These improvements were partially offset by higher marketing expenses for Starbucks VIA® and the new customizable Frappuccino® blended beverages.

Restructuring Charges

Restructuring charges of $20.4 million for the quarter were primarily related to continued softness in the commercial real estate market, which impacted the expense recognition for stores that were previously closed in the U.S., but for which the company has remaining lease obligations.

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Q3 U.S. Segment Results

	13 Weeks Ended
($ in millions)	27-Jun-10	28-Jun-09	Change
Revenues	$1,863.0	$1,743.7	7%
GAAP Operating Income	$290.8	$188.1	55%
GAAP Operating Margin	15.6%	10.8%	480	bps
Non-GAAP Operating Income	$307.8	$226.5	36%
Non-GAAP Operating Margin	16.5%	13.0%	350	bps
Comparable Store Sales Growth	9%	-6%

U.S. net revenues were $1.9 billion in Q3 FY10, an increase of 7% over Q3 FY09. The increase was due to a 9% increase in comparable store sales, comprised of a 6% increase in the number of transactions and a 3% increase in the average value per transaction, partially offset by the net closure of 144 underperforming company-operated stores over the last 12 months.

U.S. non-GAAP operating income for Q3 FY10 was $307.8 million compared to $226.5 million for the same period a year ago. Non-GAAP operating margin expanded to 16.5% in Q3 FY10 compared to 13.0% in the corresponding period of fiscal 2009. The margin expansion was primarily due to comparable store sales growth creating increased sales leverage, combined with ongoing supply chain efficiencies.

Q3 International Segment Results

	13 Weeks Ended
($ in millions)	27-Jun-10	28-Jun-09	Change
Revenues	$551.1	$477.4	15%
GAAP Operating Income	$56.8	$34.4	65%
GAAP Operating Margin	10.3%	7.2%	310	bps
Non-GAAP Operating Income	$60.2	$38.9	55%
Non-GAAP Operating Margin	10.9%	8.1%	280	bps
Comparable Store Sales Growth	6%	-2%

International net revenues were $551.1 million in Q3 FY10 compared to $477.4 million in Q3 FY09, with the increase driven by a 6% increase in comparable store sales, the effect of consolidating the company’s previous joint venture operations in France, and the impact of foreign currency translation related to a stronger Canadian dollar. The increase in comparable store sales consisted of a 4% increase in the number of transactions and a 2% increase in the average value per transaction.

International non-GAAP operating income increased to $60.2 million in Q3 FY10, compared to $38.9 million for the same period a year ago, with the related non-GAAP operating margin expanding 280 basis points to 10.9% from 8.1% in Q3 FY09. The margin increase was primarily driven by sales leverage on occupancy costs and supply chain efficiencies.

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Q3 Global Consumer Products Group Segment Results

	13 Weeks Ended
($ in millions)	27-Jun-10	28-Jun-09	Change
Revenues	$197.9	$182.8	8%
GAAP Operating Income	$60.1	$65.7	-9%
GAAP Operating Margin	30.4%	35.9%	-550	bps

Net revenues were $197.9 million in Q3 FY10 compared to $182.8 million in Q3 FY09. This increase was due to the launch of Starbucks VIA® Ready Brew, increased sales into the packaged coffee channel, and sales of Seattle’s Best Coffee® in the foodservice channel. Operating income for the CPG segment was $60.1 million in Q3 FY10 compared to $65.7 million in Q3 FY09, while the operating margin decreased to 30.4% of net revenues from 35.9% in the prior-year period, primarily due to increased marketing expenses related to the launch of Starbucks VIA® Ready Brew in the grocery channel.

YTD Financial Results

	39 Weeks Ended
($ in millions, except per share amounts)	27-Jun-10	28-Jun-09	Change
Net New Stores	102	49	53
Revenues	$7,869.4	$7,352.4	7%
GAAP Operating Income	$1,020.1	$362.6	181%
GAAP Operating Margin	13.0%	4.9%	810	bps
GAAP EPS (diluted)	$0.87	$0.32	172%
Non-GAAP Operating Income	$1,066.7	$641.8	66%
Non-GAAP Operating Margin	13.6%	8.7%	490	bps
Non-GAAP EPS (diluted)	$0.91	$0.56	63%
Comparable Store Sales Growth	7%	-7%

Fiscal 2010 Targets

Starbucks has updated the following fiscal 2010 targets:

•	Starbucks is now targeting approximately 250 net new stores globally. Both the U.S. and International net new additions are expected to be primarily licensed stores.

•

Due to strong year-to-date performance, the company is now targeting full-year non-GAAP operating margin (excluding restructuring charges) at the high end of the previously-stated ranges of 15% to 17% for the U.S. segment, and 8% to 10% for the International segment. Starbucks continues to expect CPG segment margin of approximately 35% for FY10. Consolidated non-GAAP operating margin is expected to be at the high end of the previously-stated range of 12% to 13%.

•

The company now expects non-GAAP EPS of $1.22 to $1.23, excluding approximately $0.04 of expected restructuring charges and including approximately $0.05 from the extra week in the fiscal fourth quarter, as fiscal 2010 is a 53-week year for Starbucks.

•	Capital expenditures are now expected to be approximately $450 million for the full year.

Fiscal 2011 Targets

Starbucks has announced its fiscal 2011 targets as follows:

•	Starbucks plans to open approximately 500 net new stores globally; approximately 100 in the U.S. and approximately 400 internationally, the majority of which are expected to be licensed stores.

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•	The company is targeting mid- to high-single-digit revenue growth, driven by low- to mid-single-digit comparable store sales growth.

•

Starbucks is targeting full-year non-GAAP operating margin improvement (excluding restructuring charges) of 100 to 150 basis points for the U.S. segment, and 100 to 200 basis points for the International segment. The company expects CPG segment margin of approximately 30% to 35%. Consolidated non-GAAP operating margin improvement is expected to be approximately 50 to 100 basis points compared to FY10 non-GAAP operating margin.

•	The company expects EPS of $1.36 to $1.41, reflecting 15% to 20% growth over fiscal 2010 non-GAAP EPS on a 52-week basis. No restructuring charges are anticipated in fiscal 2011.

•	Capital expenditures are expected to be approximately $500 million to $550 million for the full year.

•	Commodity costs are expected to have an unfavorable impact on EPS of approximately $0.04, attributable primarily to higher coffee costs.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo and Troy Alstead, executive vice president and cfo. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, July 23, 2010, by calling 1-800-642-1687, reservation number 49543146. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, August 20, 2010, at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives and plans, as well as trends in or expectations regarding, earnings per share, revenues, operating margins, comparable store sales, store openings and closings, restructuring charges, cash flow from operations, capital expenditures, free cash flow, and commodity costs. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, successful execution of the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2009. The company assumes no obligation to update any of these forward-looking statements.

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	13 Weeks Ended			13 Weeks Ended
	Jun 27, 2010	Jun 28, 2009	% Change	Jun 27, 2010	Jun 28, 2009
				As a % of total net revenues
Net revenues:
Company-operated retail	$2,186.7	$2,013.8	8.6%	83.7%	83.8%
Specialty:
Licensing	330.6	301.0	9.8	12.7	12.5
Foodservice and other	94.7	89.1	6.3	3.6	3.7

Total specialty	425.3	390.1	9.0	16.3	16.2

Total net revenues	2,612.0	2,403.9	8.7	100.0	100.0

Cost of sales including occupancy costs	1,076.2	1,043.4	3.1	41.2	43.4
Store operating expenses	888.9	821.4	8.2	34.0	34.2
Other operating expenses	77.2	69.2	11.6	3.0	2.9
Depreciation and amortization expenses	125.2	133.7	(6.4)	4.8	5.6
General and administrative expenses	132.7	110.3	20.3	5.1	4.6
Restructuring charges	20.4	51.6	(60.5)	0.8	2.1

Total operating expenses	2,320.6	2,229.6	4.1	88.8	92.7

Income from equity investees	36.3	29.7	22.2	1.4	1.2

Operating income	327.7	204.0	60.6	12.5	8.5

Interest income and other, net	(1.4)	18.6	nm	(0.1)	0.8
Interest expense	(7.9)	(8.6)	(8.1)	(0.3)	(0.4)

Earnings before income taxes	318.4	214.0	48.8	12.2	8.9

Income taxes	109.9	65.8	67.0	4.2	2.7

Net earnings including noncontrolling interest	208.5	148.2	40.7	8.0	6.2

Net earnings (loss) attributable to noncontrolling interest	0.6	(3.3)	nm	0.0	(0.1)

Net earnings attributable to Starbucks	$207.9	$151.5	37.2%	8.0%	6.3%

Net earnings per common share - diluted	$0.27	$0.20	35.0%

Weighted avg. shares outstanding - diluted	766.7	746.7

Cash dividends declared per share	$0.13	$—

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				40.7%	40.8%
Other operating expenses as a percentage of specialty revenues				18.2%	17.7%
Effective tax rate including noncontrolling interest				34.5%	30.7%

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	39 Weeks Ended			39 Weeks Ended
	Jun 27, 2010	Jun 28, 2009	% Change	Jun 27, 2010	Jun 28, 2009
				As a % of total net revenues
Net revenues:
Company-operated retail	$6,608.5	$6,151.8	7.4%	84.0%	83.7%
Specialty:
Licensing	967.1	918.1	5.3	12.3	12.5
Foodservice and other	293.8	282.5	4.0	3.7	3.8

Total specialty	1,260.9	1,200.6	5.0	16.0	16.3

Total net revenues	7,869.4	7,352.4	7.0	100.0	100.0

Cost of sales including occupancy costs	3,286.0	3,283.7	0.1	41.8	44.7
Store operating expenses	2,613.0	2,577.6	1.4	33.2	35.1
Other operating expenses	210.9	205.8	2.5	2.7	2.8
Depreciation and amortization expenses	384.3	402.1	(4.4)	4.9	5.5
General and administrative expenses	408.6	319.8	27.8	5.2	4.3
Restructuring charges	46.6	279.2	(83.3)	0.6	3.8

Total operating expenses	6,949.4	7,068.2	(1.7)	88.3	96.1
Income from equity investees	100.1	78.4	27.7	1.3	1.1

Operating income	1,020.1	362.6	181.3	13.0	4.9

Interest income and other, net	28.4	15.6	82.1	0.4	0.2
Interest expense	(24.1)	(30.5)	(21.0)	(0.3)	(0.4)

Earnings before income taxes	1,024.4	347.7	194.6	13.0	4.7

Income taxes	354.6	109.7	223.2	4.5	1.5

Net earnings including noncontrolling interest	669.8	238.0	181.4	8.5	3.2

Net earnings (loss) attributable to noncontrolling interest	3.1	(2.8)	nm	0.0	(0.0)

Net earnings attributable to Starbucks	$666.7	$240.8	176.9%	8.5%	3.3%

Net earnings per common share - diluted	$0.87	$0.32	171.9%

Weighted avg. shares outstanding - diluted	765.5	741.9

Cash dividends declared per share	$0.23	$—

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.5%	41.9%
Other operating expenses as a percentage of specialty revenues				16.7%	17.1%
Effective tax rate including noncontrolling interest				34.6%	31.6%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	Jun 27, 2010	Jun 28, 2009	% Change	Jun 27, 2010	Jun 28, 2009
				As a % of US total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$1,726.7	$1,613.2	7.0%	92.7%	92.5%
Specialty:
Licensing	135.5	129.4	4.7	7.3	7.4
Other	0.8	1.1	(27.3)	0.0	0.1

Total specialty	136.3	130.5	4.4	7.3	7.5

Total net revenues	1,863.0	1,743.7	6.8	100.0	100.0

Cost of sales including occupancy costs	710.6	709.7	0.1	38.1	40.7
Store operating expenses	712.3	674.2	5.7	38.2	38.7
Other operating expenses	17.5	19.3	(9.3)	0.9	1.1
Depreciation and amortization expenses	86.1	94.2	(8.6)	4.6	5.4
General and administrative expenses	28.7	19.8	44.9	1.5	1.1
Restructuring charges	17.0	38.4	(55.7)	0.9	2.2

Total operating expenses	1,572.2	1,555.6	1.1	84.4	89.2

Income from equity investees	—	—	—	—	—

Operating income	$290.8	$188.1	54.6%	15.6%	10.8%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				41.3%	41.8%
Other operating expenses as a percentage of specialty revenues				12.8%	14.8%

39 Weeks Ended
Net revenues:
Company-operated retail	$5,195.0	$4,977.2	4.4%	92.5%	92.4%
Specialty:
Licensing	418.5	404.2	3.5	7.4	7.5
Other	4.5	2.8	60.7	0.1	0.1

Total specialty	423.0	407.0	3.9	7.5	7.6

Total net revenues	5,618.0	5,384.2	4.3	100.0	100.0

Cost of sales including occupancy costs	2,174.5	2,275.9	(4.5)	38.7	42.3
Store operating expenses	2,078.2	2,124.6	(2.2)	37.0	39.5
Other operating expenses	50.7	62.4	(18.8)	0.9	1.2
Depreciation and amortization expenses	264.4	285.8	(7.5)	4.7	5.3
General and administrative expenses	76.9	64.6	19.0	1.4	1.2
Restructuring charges	26.1	199.6	(86.9)	0.5	3.7

Total operating expenses	4,670.8	5,012.9	(6.8)	83.1	93.1
Income from equity investees	—	0.5	(100.0)	—	0.0

Operating income	$947.2	$371.8	154.8%	16.9%	6.9%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				40.0%	42.7%
Other operating expenses as a percentage of specialty revenues				12.0%	15.3%

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International	Jun 27, 2010	Jun 28, 2009	% Change	Jun 27, 2010	Jun 28, 2009
				As a % of International total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$460.0	$400.6	14.8%	83.5%	83.9%
Specialty:
Licensing	78.0	65.3	19.4	14.2	13.7
Foodservice and other	13.1	11.5	13.9	2.4	2.4

Total specialty	91.1	76.8	18.6	16.5	16.1

Total net revenues	551.1	477.4	15.4	100.0	100.0

Cost of sales including occupancy costs	258.0	236.7	9.0	46.8	49.6
Store operating expenses	176.6	147.2	20.0	32.0	30.8
Other operating expenses	16.9	20.3	(16.7)	3.1	4.3
Depreciation and amortization expenses	26.3	26.3	—	4.8	5.5
General and administrative expenses	32.1	23.5	36.6	5.8	4.9
Restructuring charges	3.4	4.5	(24.4)	0.6	0.9

Total operating expenses	513.3	458.5	12.0	93.1	96.0

Income from equity investees	19.0	15.5	22.6	3.4	3.2

Operating income	$56.8	$34.4	65.1%	10.3%	7.2%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				38.4%	36.7%
Other operating expenses as a percentage of specialty revenues				18.6%	26.4%

39 Weeks Ended
Net revenues:
Company-operated retail	$1,413.5	$1,174.6	20.3%	84.3%	83.5%
Specialty:
Licensing	222.4	198.5	12.0	13.3	14.1
Foodservice and other	40.4	33.7	19.9	2.4	2.4

Total specialty	262.8	232.2	13.2	15.7	16.5

Total net revenues	1,676.3	1,406.8	19.2	100.0	100.0

Cost of sales including occupancy costs	797.4	708.8	12.5	47.6	50.4
Store operating expenses	534.8	453.0	18.1	31.9	32.2
Other operating expenses	63.3	56.8	11.4	3.8	4.0
Depreciation and amortization expenses	81.9	75.6	8.3	4.9	5.4
General and administrative expenses	94.1	76.4	23.2	5.6	5.4
Restructuring charges	20.5	21.4	(4.2)	1.2	1.5

Total operating expenses	1,592.0	1,392.0	14.4	95.0	98.9

Income from equity investees	56.9	38.5	47.8	3.4	2.7

Operating income	$141.2	$53.3	164.9%	8.4%	3.8%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				37.8%	38.6%
Other operating expenses as a percentage of specialty revenues				24.1%	24.5%

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Global CPG	Jun 27, 2010	Jun 28, 2009	% Change	Jun 27, 2010	Jun 28, 2009
				As a % of CPG total net revenues
13 Weeks Ended
Licensing revenues	$117.1	$106.3	10.2%	59.2%	58.2%
Foodservice revenues	80.8	76.5	5.6	40.8	41.8

Total specialty revenues	197.9	182.8	8.3	100.0	100.0

Cost of sales	107.6	97.0	10.9	54.4	53.1
Other operating expenses	42.8	29.6	44.6	21.6	16.2
Depreciation and amortization expenses	1.2	1.4	(14.3)	0.6	0.8
General and administrative expenses	3.5	2.5	40.0	1.8	1.4
Restructuring charges	—	0.8	(100.0)	—	0.4

Total operating expenses	155.1	131.3	18.1	78.4	71.8

Income from equity investees	17.3	14.2	21.8	8.7	7.8

Operating income	$60.1	$65.7	(8.5)%	30.4%	35.9%

39 Weeks Ended
Licensing revenues	$326.2	$315.4	3.4%	56.7%	56.2%
Foodservice revenues	248.9	246.0	1.2	43.3	43.8

Total specialty revenues	575.1	561.4	2.4	100.0	100.0

Cost of sales	314.1	299.0	5.1	54.6	53.3
Other operating expenses	96.9	86.6	11.9	16.8	15.4
Depreciation and amortization expenses	3.6	4.4	(18.2)	0.6	0.8
General and administrative expenses	8.6	6.4	34.4	1.5	1.1
Restructuring charges	—	1.0	(100.0)	—	0.2

Total operating expenses	423.2	397.4	6.5	73.6	70.8

Income from equity investees	43.2	39.4	9.6	7.5	7.0

Operating income	$195.1	$203.4	(4.1)%	33.9%	36.2%

Unallocated Corporate	Jun 27, 2010	Jun 28, 2009	% Change	Jun 27, 2010	Jun 28, 2009
				As a % of total net revenues
13 Weeks Ended
Depreciation and amortization expenses	$11.6	$11.8	(1.7)%	0.4%	0.5%
General and administrative expenses	68.4	64.5	6.0	2.6	2.7
Restructuring charges	—	7.9	(100.0)	—	0.3

Operating loss	$(80.0)	$(84.2)	(5.0)%	(3.1)%	(3.5)%

39 Weeks Ended
Depreciation and amortization expenses	$34.4	$36.3	(5.2)%	0.4%	0.5%
General and administrative expenses	229.0	172.4	32.8	2.9	2.3
Restructuring charges	—	57.2	(100.0)	—	0.8

Operating loss	$(263.4)	$(265.9)	(0.9)%	(3.3)%	(3.6)%

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Fiscal Third Quarter 2010 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	13 Weeks Ended		39 Weeks Ended		Stores open as of
	Jun 27, 2010	Jun 28, 2009	Jun 27, 2010	Jun 28, 2009	Jun 27, 2010	Jun 28, 2009
United States:
Company-operated Stores	(9)	(164)	(37)	(367)	6,727	6,871
Licensed Stores	19	(16)	40	66	4,404	4,395

	10	(180)	3	(301)	11,131	11,266

International:
Company-operated Stores (1)	6	(6)	(36)	86	2,082	2,111
Licensed Stores (1)	57	53	135	264	3,524	3,352

	63	47	99	350	5,606	5,463

Total	73	(133)	102	49	16,737	16,729

(1)

International store data has been adjusted for the acquisition of retail store locations in France from licensees Sigla S.A. (Grupo Vips) of Spain, by reclassifying historical information from Licensed Stores to Company-operated Stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net earnings, non-GAAP earnings per share (non-GAAP EPS), as well as free cash flow. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, non-GAAP net earnings, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, net earnings, and diluted net earnings per share, respectively. The GAAP measure most directly comparable to free cash flow is cash flow from operations (or net cash provided by operating activities).

The non-GAAP financial measures provided in this release, other than free cash flow, exclude restructuring charges, primarily related to company-operated store closures and, with respect to non-GAAP financial measures for fiscal 2009, the impacts of workforce reductions. Free cash flow is defined as cash flow from operations less capital expenditures (or net additions to property, plant and equipment). The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures other than free cash flow, management excludes each of those items mentioned above because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(unaudited)

(in millions, except per share data)

	13 Weeks Ended		39 Weeks Ended
	Jun 27, 2010	Jun 28, 2009	Jun 27, 2010	Jun 28, 2009
Consolidated
Operating income, as reported (GAAP)	$327.7	$204.0	$1,020.1	$362.6
Restructuring charges	20.4	51.6	46.6	279.2

Non-GAAP operating income	$348.1	$255.6	$1,066.7	$641.8

Operating margin, as reported (GAAP)	12.5%	8.5%	13.0%	4.9%
Restructuring charges	0.8	2.1	0.6	3.8

Non-GAAP operating margin	13.3%	10.6%	13.6%	8.7%

Net earnings attributable to Starbucks, as reported (GAAP)	$207.9	$151.5	$666.7	$240.8
Restructuring charges, net of tax	13.8	28.4	32.5	173.3

Non-GAAP net earnings attributable to Starbucks	$221.7	$179.9	$699.2	$414.1

Diluted EPS, as reported (GAAP)	$0.27	$0.20	$0.87	$0.32
Restructuring charges, net of tax	0.02	0.04	0.04	0.24

Non-GAAP diluted EPS	$0.29	$0.24	$0.91	$0.56

Projected FY 2010 Earnings Per Share
EPS (GAAP)	$1.18 - 1.19
Restructuring Charges	0.04

Non-GAAP EPS	$1.22 -1.23

United States
Operating income, as reported (GAAP)	$290.8	$188.1	$947.2	$371.8
Restructuring charges	17.0	38.4	26.1	199.6

Non-GAAP operating income	$307.8	$226.5	$973.3	$571.4

Operating margin, as reported (GAAP)	15.6%	10.8%	16.9%	6.9%
Restructuring charges	0.9	2.2	0.5	3.7

Non-GAAP operating margin	16.5%	13.0%	17.3%	10.6%

International
Operating income, as reported (GAAP)	$56.8	$34.4	$141.2	$53.3
Restructuring charges	3.4	4.5	20.5	21.4

Non-GAAP operating income	$60.2	$38.9	$161.7	$74.7

Operating margin, as reported (GAAP)	10.3%	7.2%	8.4%	3.8%
Restructuring charges	0.6	0.9	1.2	1.5

Non-GAAP operating margin	10.9%	8.1%	9.6%	5.3%

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© 2010 Starbucks Coffee Company. All rights reserved.

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